Exhibit 1.1

October 6, 2020

Riot Blockchain, Inc.

202 6th Street, Suite 401

Castle Rock, Colorado 80104

Attention: Jeffrey G. McGonegal, Chief Executive Officer

Email:jmcgonegal@riotblockchain.com

Dear Mr. McGonegal:

Reference is made to the At The Market Offering Agreement, dated as of May 24, 2019 (the “ATM Agreement”), between Riot Blockchain, Inc. (the “Company”) and H.C. Wainwright & Co., LLC (the “Wainwright”). This letter (the “Amendment”) constitutes an agreement between the Company and Wainwright to amend the ATM Agreement as set forth herein. This Amendment shall be effective on the date of effectiveness of the Company’s shelf registration statement on Form S-3 registering $100,000,000 of securities of the Company and filed on or about October 6, 2020 with Commission (the “New Shelf Effectiveness Date”). Defined terms that are used but not defined herein shall have the meanings ascribed to such terms in the ATM Agreement. In consideration of the mutual covenants of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which the Company and Wainwright hereby acknowledge, the parties hereby agree to this Amendment of the ATM Agreement as set forth herein.

1.                  The defined term “Agreement” in the ATM Agreement is hereby amended to mean the ATM Agreement, as amended by this Amendment.

2.                  The defined term “Business Day” in the ATM Agreement is amended and restated as follows:

““Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or other day on which banking institutions or trust companies are authorized or obligated by law to close in New York City; provided, however, for purposes of clarity, banking institutions or trust companies shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of banking institutions in New York City generally are open for use by customers on such day.”

3.                  The defined term “Prospectus Supplement” in the ATM Agreement is amended and restated as follows:

““Prospectus Supplement” shall mean each prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time, including, without limitation, any prospectus supplement relating to the Shares in the Second Registration Statement at the time of effectiveness.”

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4.                  The defined term “Registration Statement” in the ATM Agreement is amended and restated as follows:

““Registration Statement” shall mean, collectively, (i) for the period from May 24, 2019 until the Second Shelf Effective Date (as defined herein), the shelf registration statement (File Number 333-226111) on Form S-3 (the “First Registration Statement”) that was initially declared effective on May 2, 2019 and (ii) for the period from the Second Shelf Effective Date and thereafter, a new shelf registration statement on Form S-3 registering $100,000,000 of securities of the Company and filed on or about October 6, 2020 with Commission (the “Second Registration Statement”) and that was filed prior to the expiration of the First Registration Statement and that was declared effective by the Commission (such date of effectiveness of the Second Registration Statement, the “Second Shelf Effective Date”), including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.”

5.                  The first sentence of Section 2 of the ATM Agreement is hereby amended and restated as follows:

“The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, from time to time during the term of this Agreement and on the terms set forth herein, up to the Maximum Amount (as defined below), which is equal to the lesser of such number of shares (the “Shares”) of the Company’s common stock, no par value per share (“Common Stock”), that (a) equals the number or dollar amount of shares of Common Stock registered on the Registration Statement pursuant to which the offering is being made, (b) equals the number of authorized but unissued shares of Common Stock (less the number of shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), or (c) would cause the Company or the offering of the Shares to not satisfy the eligibility and transaction requirements for use of Form S-3, including, if applicable, General Instruction I.B.6 of Registration Statement on Form S-3 (the lesser of (a), (b) and (c), the “Maximum Amount”).”

6.                  The first sentence of Section 2(b)(v) of the ATM Agreement is hereby amended and restated as follows:

“The compensation to the Manager for sales of the Shares under this Section 2(b) shall be a placement fee of up to 3% of the gross sales price of the Shares sold pursuant to this Section 2(b) (“Broker Fee”).”

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7.                  A new Section 2(b)(ix) of the ATM Agreement is hereby inserted as follows:

“If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution” and the record date for the determination of stockholders entitled to receive the Distribution, the “Record Date”), the Company hereby covenants that, in connection with any sales of Shares pursuant to a Sales Notice on the Record Date, the Company covenants and agrees that the Company shall issue and deliver such Shares to the Manager on the Record Date and the Record Date shall be the Settlement Date and the Company shall cover any additional costs of the Manager in connection with the delivery of Shares on the Record Date.”

8.                  The Company and Wainwright hereby agree that the Company’s dissolution and complete liquidation of its former subsidiaries, Logical Brokerage Corp. and Kairos Global Technology, Inc., was in the ordinary course of its business and in no way a breach of its obligations under the ATM Agreement. Accordingly, all references to “Subsidiaries” in the ATM Agreement are hereby amended to “Subsidiary” and Section 3(a) of the ATM Agreement is hereby amended and restated to remove any reference thereto as follows:

“Subsidiaries. For purposes of this Agreement, the term “Subsidiary” refers only to Riot Blockchain Canada, Inc. The Company owns, directly or indirectly, greater than 50% of the capital stock or other equity interests of its Subsidiary free and clear of any “Liens” (which for purposes of this Agreement shall mean a lien, charge, encumbrance, right of first refusal, preemptive right or other restriction on the ownership of such capital stock, but shall specifically exclude any general security interest over the assets of the Company and/or its Subsidiary), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.”

9.                  Clause (x) of Section 5 of the ATM Agreement is hereby amended and restated as follows:

“(x) the reasonable fees and expenses of the Manager’s counsel, not to exceed $50,000 (excluding any periodic due diligence fees provided for under Section 4(n)), which shall be paid upon the Execution Time, and any amounts reimbursable to the Manager therefor under any amendment to this Agreement;”

10.              In connection with the amendment to the ATM Agreement set forth herein, the Company shall reimburse Wainwright for the fees and expenses of Wainwright’s counsel in an amount not to exceed $50,000, which shall be paid on the New Shelf Effectiveness Date.

11.              The Company and Wainwright hereby agree that the New Shelf Effectiveness Date shall be a Representation Date under the ATM Agreement and the Company shall deliver the deliverables pursuant to Sections 4(k), 4(l) and 4(m) of the ATM Agreement on the New Shelf Effectiveness Date.

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12.              Except as expressly set forth herein, all of the terms and conditions of the ATM Agreement shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein.

13.              This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by the Company and Wainwright, please sign in the space provided below, whereupon this Amendment shall constitute a binding amendment to the ATM Agreement as of the date indicated above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By _/s/ __Edward D. Silvera________

Name: Edward D. Silvera

Title: COO

Accepted and Agreed:

riot blockchain, inc.

By: _/s/ Jeffrey McGonegal____

Name: Jeffrey G. McGonegal

Title: Chief Executive Officer

[signature page to RIOT Amendment to atm agreement]

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